CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AVAYA
HOSTED SERVICE AMENDMENT
To
DISTRIBUTOR AGREEMENT
This Amendment to the Distributor Agreement (the “Amendment”) is entered into between Avaya Inc. (“Avaya”) and ScanSource, Inc. dba ScanSource Catalyst (“Distributor”) and is effective on the date that the last party below signs this Amendment (“Amendment Effective Date”).
Avaya and Distributor are parties to a certain Distributor Agreement, AVDIST1-021002, including any previous amendments thereto (the “Agreement”). Avaya and Distributor desire to implement or modify terms and conditions of the Agreement pursuant to which Distributor may order and purchase the Hosted Service (defined below) from Avaya, and resell such Hosted Service to Resellers for resale to End Users in the Territory.
This Amendment incorporates all the terms and conditions of the Agreement, except as amended herein, and applies to Distributor’s purchase and resale of the Hosted Service(s). Capitalized terms used in this Amendment, but not defined, will have the meanings given them in the Agreement.
Avaya and Distributor agree as follows:
1.DEFINITIONS
1.1    “Hosted SAS” means the Avaya-provided document(s) (e.g., sometimes referred to as an offer definition or offer description document) describing the applicable service entitlements for the applicable Hosted Service, including, but not limited to, any exhibits attached thereto and terms of use or service included therein, then current as of the date of Avaya’s acceptance of an order for the Hosted Service, and available to Distributor upon request. Avaya may, from time to time and at its sole option, modify the Hosted SAS prospectively without notice to Distributor. Notwithstanding the foregoing, Avaya will endeavor to provide Distributor with thirty (30) days prior written or electronic notice for any material changes to the Hosted SAS. However, unless the Hosted SAS expressly states otherwise, the modification will not affect previously accepted orders for the remainder of the term specified in such accepted order. Any and all Hosted SAS applicable to the Hosted Service ordered by Distributor are incorporated into this Amendment by reference.
1.2    “Hosted Service” means the hosted software as-a-service described in more detail in the applicable Hosted SAS.
1.3    “Terms of Use for Hosted Services” means the Terms of Use for Hosted Services found at http://support.avava.com/Licenselnfo. or a successor site designated by Avaya, and incorporated herein by reference. [*****]
2.    AUTHORIZATION
Avaya hereby authorizes Distributor to order and purchase directly from Avaya, the Hosted Service(s) for the limited purposes of marketing and reselling such Hosted Service(s) to Resellers for sale to End Users within the Territory in accordance with the Agreement, the Hosted SAS, this Amendment, and, to the extent applicable to the Hosted Service Amendment, the Google Services Amendment to the Agreement. This Amendment will be in effect for as long as the Agreement is in effect or otherwise terminated. Avaya reserves the right to modify the conditions of this authorization or revoke the authorization at any time.
3.ORDERS
3.1    Order Submission. All orders shall reference the Agreement and specify, as applicable, the quantity of licenses or services (as described further in the Hosted SAS) purchased in connection with the Hosted Service for a Reseller to an End User, price, Avaya quotation, Avaya proposal number, and any other information reasonably requested in the Hosted SAS or otherwise by Avaya.
3.2    Order of Precedence. Should there be an express conflict between the terms of the Agreement (including its Attachments and Appendices), this Amendment, the Hosted SAS and to the extent applicable to the Hosted Services (if executed by Distributor), the Google Services Amendment to the Agreement, the order of precedence is as follows (highest priority first): (1) the Google Services Amendment; (2) this Amendment; (3) the Hosted SAS (unless the Hosted SAS expressly states otherwise); and (4) the Agreement.
4.ORDER CHANGES
The provisions in the applicable Hosted SAS or SOW will apply to order changes.

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5.PRICES, DISCOUNTS AND REGULATORY FEES
5.1    Prices and Discounts. For the Hosted Service, Distributor shall pay Avaya the prices set forth on the price list applicable to the Territory less any discounts provided in the Agreement (if applicable) or subsequent notifications to Distributor. The Hosted SAS may contain further information about how Avaya will charge Distributor for the Hosted Service.
5.2    REGULATORY FEES. AVAYA WILL BE RESPONSIBLE FOR THE COLLECTION AND REMITTANCE OF ALL GOVERNMENTAL ASSESSMENTS, SURCHARGES AND FEES ARISING SOLELY FROM OR PERTAINING SOLELY TO AVAYA’S ACTIONS IN PROVIDING THE HOSTED SERVICE; PROVIDED HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT AVAYA'S RIGHT, CONSISTENT WITH APPLICABLE LAW, TO PASS-THROUGH SUCH CHARGES TO DISTRIBUTOR. IN ADDITION TO DISTRIBUTOR’S OBLIGATION TO PAY TAXES IN ACCORDANCE WITH THE AGREEMENT, DISTRIBUTOR WILL BE RESPONSIBLE FOR THE COLLECTION AND REMITTANCE OF ALL GOVERNMENTAL ASSESSMENTS, SURCHARGES AND FEES PERTAINING TO ITS PROVISION, RESALE OR USE OF THE HOSTED SERVICE. DISTRIBUTOR WILL BE RESPONSIBLE FOR ALL GOVERNMENTAL ASSESSMENTS, SURCHARGES AND REGULATORY FEES THAT ARE IMPOSED ON AVAYA OR ANY AFFILIATE OF AVAYA INCIDENT TO THE PROVISION OR SALE OF THE HOSTED SERVICE TO DISTRIBUTOR, INCLUDING, BUT NOT LIMITED TO, ANY GOVERNMENT ASSESSMENT OR REGULATORY FEES IMPOSED ON AVAYA AS A RESULT OF A MATERIAL CHANGE IN THE MANNER IN WHICH THE HOSTED SERVICE OR AVAYA IS REGULATED. [*****]
6.INVOICING
Invoicing for Hosted Service. The invoicing schedule for the applicable Hosted Service will be set as further described in the applicable Hosted SAS.
7.TERM, TERMINATION, AND EFFECTS OF TERMINATION
7.1    Term of Amendment. This Amendment enters into force on the Amendment Effective Date (as defined above) and remains in force for as long as the Agreement is in effect, unless terminated earlier in accordance with the terms of this Amendment.
7.2    Termination Without Cause. Unless otherwise expressly stated in the Hosted SAS, either party may terminate this Amendment (but not individual orders), without cause, by giving the other party thirty (30) days written or electronic email notice.
7.3    Termination for Breach. Unless otherwise expressly stated in the Hosted SAS, either party may terminate this Amendment and/or any underlying Hosted Service order by written or electronic email notice to the other party effective immediately upon receipt, if the other party fails to cure any material breach of this Amendment and/or any order within a 30 day period after having received a written notice from the non-breaching party detailing the breach and requesting the breach to be cured.
7.4    Term and Termination of Hosted Service. The term, termination or discontinuation, and any associated termination fees of Hosted Services will be in accordance with the applicable Hosted SAS.
7.5    Effect of Termination. Termination or expiry of any Hosted Service order will be deemed to terminate all licenses granted under that Hosted Service order. In the event that this Amendment expires or terminates during the term of any Hosted Service order, the parties agree that, except as set forth in this Section, this Amendment will remain in effect solely for purposes of enabling the underlying Hosted Service order(s). Notwithstanding the foregoing, termination or expiry of the Agreement for an uncured material breach, or termination or expiry of this Amendment for an uncured material breach in accordance with Section 7.3 (Termination for Breach) above, will be deemed to terminate all underlying Hosted Service orders, unless the parties expressly agree otherwise in writing. Upon termination or expiry of this Amendment for any reason, unless Avaya expressly agrees otherwise in writing, Distributor will immediately and permanently destroy any materials related to this Amendment or the Hosted Service(s) in Distributor's possession or control and upon Avaya’s request certify such destruction in writing. Rights of termination under this Amendment will be without prejudice to any accrued rights or liabilities of either party to the other arising out of this Amendment. Upon termination or expiry of this Amendment for any reason, and unless otherwise agreed to by Avaya in writing, Distributor will cease holding itself out in any manner as an Avaya authorized provider of Hosted Services and will notify and arrange for all persons who may identify, list or publish Distributor’s name as a provider of Hosted Services to discontinue such designation.
7.6    Continuing Obligations. The respective obligations of Distributor and Avaya under this Amendment that by their nature would continue beyond the termination or expiration of this Amendment, including, but not limited to, the obligations pursuant to Section 3.2 (Order of Precedence), Section 5.2 (Regulatory Fees), any payment obligations still owed to Avaya under this Amendment as of the date of termination, Section 7.5 (Effect of Termination), Section 8.1(iv) and Section 8.3 (Indemnification), and Section 9 (Miscellaneous) will survive termination or expiration hereof.
8.TERMS OF USE FOR HOSTED SERVICES
8.1    Terms of Use for Hosted Services. [*****]

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8.2    Use by Distributor or Reseller. If and to the extent Distributor or Reseller are authorized by Avaya to use the Hosted Services and content obtained through the use of the Hosted Service (e.g., for support purposes, etc.), Distributor shall, and shall cause Reseller to, use such Hosted Services, consistent with Avaya’s authorization and only in accordance with the Documentation, the Terms of Use for Hosted Services, the Hosted SAS, and applicable laws and government regulations.
8.3    Indemnification. [*****]
9.MISCELLANEOUS
9.1    Notices. Any notice under this Amendment will be in writing in English and addressed to the other party at its address set forth below (or to any other address that the receiving party may designate from time to time in accordance with this Section). Notices will be delivered by: (i) personal delivery; (ii) courier or first class mail (with all fees or postage prepaid); (iii) facsimile (with confirmation of transmission); or (iv) to the extent expressly permitted under this Amendment an e-mail of a duly signed PDF document (with receipt confirmed). Notices will be deemed to have been given, as applicable, on the earlier of: (a) the date of receipt; (b) two working days after sending by courier; (iii) five working days after first class posting; (c) next working day after sending by facsimile or email.

FOR DISTRIBUTOR:	FOR AVAYA:

ScanSource, Inc. dba ScanSource Catalyst	Attention: Corporate Secretary
6 Logue Court	Avaya World Services Inc.
Greenville, SC 29615	211 Mt. Airy Road
United States	Basking Ridge, New Jersey 07920
Facsimile:	United States
Email: chris.marlar@scansource.com	Facsimile: 908-953-8006
Email: lqlnoticescomm@avaya.com

If to Avaya for Distributor’s written notice of cancellation or intent not to renew:
Avaya World Services Inc.
Customer Care Center
14400 Hertz Quail Spring Pkwy
Oklahoma City, OK 73134
E-mail: mycontract@avaya.com
Facsimile: 800-441-6371
Attn: Services Termination

9.2    Agreement. Except as explicitly modified herein, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
9.3    Discontinuation. [*****]
9.4    Indemnification. [*****]
9.5    Unauthorized Access or Use. Distributor will use commercially reasonable efforts to prevent unauthorized access to or use of the Hosted Service.
9.6    Removal of content. If Avaya is required by a licensor to remove content, or receive information that content which Distributor, Reseller or End User has obtained as a result of use or access of the Hosted Service may violate applicable law or third party rights, Avaya reserves the right to notify Distributor and, in such event Distributor will promptly remove such content from Distributor’s systems.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives with the intent to be legally bound as of the Amendment Effective Date, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

Avaya Inc.:	ScanSource, Inc. dba ScanSource Catalyst
Signature: /s/ Ryan McDowell	Signature: /s/ David Hertwig
Printed Name: Ryan McDowell	Printed Name: David Hertwig
Title: DCAM	Title: President, ScanSource Catalyst
Date: April 27, 2016	Date: 4/26/16

[*****]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.